Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Susan C. Chadbourne

U.S. Bank National Association

225 Asylum Street, 23rd Floor

Hartford, CT 06103

(860) 241-6815

(Name, address and telephone number of agent for service)

Bristow Group Inc. *

(Issuer with respect to the Securities)

*Includes additional registrants identified on the following page.

Delaware	72-0679819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, TX	77042
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

Bristow U.S. LLC

(Exact name of registrant as specified in its charter)

LOUISIANA	72-1412904
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Bristow Alaska Inc.

(Exact name of registrant as specified in its charter)

ALASKA	92-0048121
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Bristow Helicopters Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	72-0679819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number

BHNA Holdings Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	45-5478862
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2012 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford, State of Connecticut on the 6th day of September, 2012.

By:	/s/ Susan C. Chadbourne
Susan C. Chadbourne Vice President

Exhibit 2

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 9, 2012, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.

Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: September 6, 2012

By:	/s/ Susan C. Chadbourne
Susan C. Chadbourne Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2012

($000’s)

6/30/2012

Assets
Cash and Balances Due From Depository Institutions	$15,399,893
Securities	72,720,824
Federal Funds	75,584
Loans & Lease Financing Receivables	211,830,660
Fixed Assets	5,286,747
Intangible Assets	12,383,063
Other Assets	25,125,941

Total Assets	$342,822,712

Liabilities
Deposits	$245,043,009
Fed Funds	6,587,299
Treasury Demand Notes	0
Trading Liabilities	937,898
Other Borrowed Money	35,563,317
Acceptances	0
Subordinated Notes and Debentures	5,829,815
Other Liabilities	11,359,611

Total Liabilities	$305,320,949

Equity
Minority Interest in Subsidiaries	$2,015,054
Common and Preferred Stock	18,200
Surplus	14,133,323
Undivided Profits	21,335,186

Total Equity Capital	$37,501,763

Total Liabilities and Equity Capital	$342,822,712